Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 22, 2024, is entered into by and among MKS INSTRUMENTS, INC., a Massachusetts corporation, as Parent Borrower (the “Parent Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A. (“JPM”), in its capacity as Administrative Agent, and each Second Amendment Participating Lender (as defined below) party hereto, under that certain Credit Agreement, dated as of August 17, 2022, among the Parent Borrower, JPM, as Administrative Agent, Collateral Agent and an L/C Issuer, the Lenders party thereto from time to time and the other Persons party thereto from time to time (as amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

W I T N E S S E T H

WHEREAS, reference is made to that certain Engagement Letter, dated January 9, 2024 (as amended, modified, supplemented or waived from time to time, the “Engagement Letter”), between the Parent Borrower and JPM (the “Arranger”); and the Arranger has been appointed to act as sole and exclusive lead arranger and lead bookrunner for this Amendment and the transactions contemplated hereby;

WHEREAS, as of the date hereof and prior to giving effect to this Amendment, the Parent Borrower has previously obtained under the Existing Credit Agreement Initial Term A Loans denominated in Dollars with respect to which the aggregate principal amount of $743,750,000 remains outstanding (the “Existing Initial Term A Loans”);

WHEREAS, pursuant to Section 2.18 of the Existing Credit Agreement, the Parent Borrower, the Administrative Agent and each Lender providing Specified Refinancing Debt may amend the Existing Credit Agreement pursuant to a Refinancing Amendment to add new term loan facilities to the Facilities to refinance all or any portion of any Term Loan Tranche then outstanding;

WHEREAS, pursuant to Section 2.18 of the Existing Credit Agreement, the Parent Borrower desires to refinance the Existing Initial Term A Loans with additional (x) 2024-1 Incremental Dollar Term B Loans (as defined below) in an aggregate principal amount of $490,000,000 and (y) Initial Incremental Euro Term B Loans (as defined below) in an aggregate principal amount of €250,000,000;

WHEREAS, on the Second Amendment Effective Date, each Person that executes and delivers a direct counterpart of this Amendment as (x) a 2024-1 Incremental Dollar Term B Lender (each such Person in such capacity, a “2024-1 Incremental Dollar Term B Lender”) will make available 2024-1 Incremental Dollar Term B Loans, in Dollars, to the Parent Borrower in an aggregate principal amount equal to its 2024-1 Incremental Dollar Term B Commitment (as defined below) or (y) an Initial Incremental Euro Term B Lender (each such Person in such capacity, an “Initial Incremental Euro Term B Lender” and, together with each 2024-1 Incremental Dollar Term B Lender, the “Second Amendment Participating Lenders”) will make available Initial Incremental Euro Term B Loans, in Euros, to the Parent Borrower in an aggregate principal amount equal to its Initial Incremental Euro Term B Commitment (as defined below); in each case, the proceeds of which will be used by the Parent Borrower, in part, to repay in full the outstanding principal amount of the Existing Initial Term A Loans;

WHEREAS, in order to effect the 2024-1 Incremental Dollar Term B Loans, the 2024-1 Incremental Dollar Term B Commitments, the Initial Incremental Euro Term B Loans and the Initial Incremental Euro Term B Commitments, the Parent Borrower, the Administrative Agent, each Second Amendment Participating Lender and the other parties party hereto have agreed to make certain amendments to the Existing Credit Agreement as set forth herein;

WHEREAS, (a) the Second Amendment Participating Lenders are willing to grant the extension of credit contemplated hereby, in each case on the terms and subject to the conditions of this Amendment and the Credit Agreement, and (b) to the extent such consent is required, the Administrative Agent and the Parent Borrower consent to each of the Second Amendment Participating Lenders providing the 2024-1 Incremental Dollar Term B Loans or the Initial Incremental Euro Term B Loans, as applicable, being Lenders under the Credit Agreement; and

WHEREAS, each Loan Party party hereto expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Collateral Documents, and the other Loan Documents to which it is a party.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

2024-1 INCREMENTAL DOLLAR TERM B LOANS AND INITIAL INCREMENTAL EURO TERM B LOANS

Section 1.01 2024-1 Incremental Dollar Term B Loans and Initial Incremental Euro Term B Loans. Subject to the terms and conditions set forth herein and the occurrence of the Second Amendment Effective Date:

(a) The 2024-1 Incremental Dollar Term B Loans shall be effected as follows, and shall have the following terms and conditions:

(i) each 2024-1 Incremental Dollar Term B Lender severally agrees to make a new Term Loan to the Parent Borrower on the Second Amendment Effective Date (collectively, the “2024-1 Incremental Dollar Term B Loans”) to the Parent Borrower on the Second Amendment Effective Date in Dollars in the principal amount not to exceed the amount opposite such 2024-1 Incremental Dollar Term B Lender’s name on Annex A hereto (as to any 2024-1 Incremental Dollar Term B Lender, its “2024-1 Incremental Dollar Term B Commitment”);

(ii) the 2024-1 Incremental Dollar Term B Loans shall constitute an increase in the principal amount of, and shall comprise part of the same Class and Tranche of Term Loans as, the 2023-1 Dollar Term B Loans;

(iii) with respect to 2024-1 Incremental Dollar Term B Loans funded pursuant to Section 1.01(a)(i) above, (i) on the Second Amendment Effective Date, there shall commence an initial Interest Period with respect to such 2024-1 Incremental Dollar Term B Loans that shall end on the last day of the Interest Period applicable to the 2023-1 Dollar Term B Loans outstanding immediately prior to the Second Amendment Effective Date or, in the event that there are multiple such Interest Periods, as allocated among such Interest Periods as the Administrative Agent, in consultation with the Parent Borrower, shall direct (and in each case, such 2024-1 Incremental Dollar Term B Loans having the same Adjusted Term SOFR Rate as any such applicable previously-existing 2023-1 Dollar Term B Loans) and (ii) for purposes of the definition of All-In Yield in the Credit Agreement, such 2024-1 Incremental Dollar Term B Loans shall be deemed to have been issued with the same upfront fees and/or original issue discount, if any, applicable to any 2023-1 Dollar Term B Loans funded on the First Amendment Effective Date;

(iv) the Borrowers shall use the proceeds of the 2024-1 Incremental Dollar Term B Loans to refinance, in part, the Existing Initial Term A Loans and to pay any fees, commissions and expenses in connection therewith, and, to the extent that any proceeds remain after application of the foregoing, for working capital and for general corporate purposes of the Borrowers and their Restricted Subsidiaries;

(v) except as otherwise expressly set forth herein, the 2024-1 Incremental Dollar Term B Loans shall have identical terms as the 2023-1 Dollar Term B Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents applicable to 2023-1 Dollar Term B Loans (including, without limitation, as to interest rate margins, rate floors, maturity, prepayment premiums, optional prepayment and optional redemption terms, mandatory repayment, amortization, Guarantors, Collateral (and ranking) and payment priority); and

(vi) each reference to “Specified Refinancing Debt”, “Initial Term B Loans”, “Initial Term Facilities”, “Initial Term Loans”, “Term B Loan Facility”, “Term Loan B Tranche”, “Term Loan Tranche” or “2023-1 Dollar Term B Loans” in the Credit Agreement or the other Loan Documents shall be deemed to include the 2024-1 Incremental Dollar Term B Loans and all other terms will have correlative meanings mutatis mutandis. Each reference to “Initial Term B Commitment”, “Initial Term Commitment”, “Term Loan B Tranche” and “2023-1 Dollar Term B Commitments” in the Credit Agreement or the other Loan Documents shall be deemed to include the commitments of the 2024-1 Incremental Dollar Term B Lenders under their respective 2024-1 Incremental Dollar Term B Commitments and all other related terms will have correlative meanings mutatis mutandis. Each reference to “Lender” or “Term Lender” shall be deemed to include each 2024-1 Incremental Dollar Term B Lender and all other terms will have correlative meanings mutatis mutandis.

(b) The Initial Incremental Euro Term B Loans shall be effected as follows, and shall have the following terms and conditions:

(i) each Initial Incremental Euro Term B Lender severally agrees to make a new Term Loan to the Parent Borrower on the Second Amendment Effective Date (collectively, the “Initial Incremental Euro Term B Loans” and, together with the 2024-1 Incremental Dollar Term B Loans, the “Second Amendment Term Loans”)

to the Parent Borrower on the Second Amendment Effective Date in Euros in the principal amount not to exceed the amount opposite such Initial Incremental Euro Term B Lender’s name on Annex A hereto (as to any Initial Incremental Euro Term B Lender, its “Initial Incremental Euro Term B Commitment”);

(ii) the Initial Incremental Euro Term B Loans shall constitute an increase in the principal amount of, and shall comprise part of the same Class and Tranche of Term Loans as, the Initial Euro Term B Loans;

(iii) with respect to Initial Incremental Euro Term B Loans funded pursuant to Section 1.01(b)(i) above, (i) on the Second Amendment Effective Date, there shall commence an initial Interest Period with respect to such Initial Incremental Euro Term B Loans that shall end on the last day of the Interest Period applicable to the Initial Euro Term B Loans outstanding immediately prior to the Second Amendment Effective Date or, in the event that there are multiple such Interest Periods, as allocated among such Interest Periods as the Administrative Agent, in consultation with the Parent Borrower, shall direct (and in each case, such Initial Incremental Euro Term B Loans having the same Adjusted EURIBOR Rate as any such applicable previously-existing Initial Euro Term B Loans) and (ii) for purposes of the definition of All-In Yield in the Credit Agreement, such Initial Incremental Euro Term B Loans shall be deemed to have been issued with the same upfront fees and/or original issue discount, if any, applicable to any Initial Euro Term B Loans funded on the Closing Date;

(iv) the Borrowers shall use the proceeds of the Initial Incremental Euro Term B Loans to refinance, in part, the Existing Initial Term A Loans and to pay any fees, commissions and expenses in connection therewith, and, to the extent that any proceeds remain after application of the foregoing, for working capital and for general corporate purposes of the Borrowers and their Restricted Subsidiaries;

(v) except as otherwise expressly set forth herein, the Initial Incremental Euro Term B Loans shall have identical terms as the Initial Euro Term B Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents applicable to Initial Euro Term B Loans (including, without limitation, as to interest rate margins, rate floors, maturity, prepayment premiums, optional prepayment and optional redemption terms, mandatory repayment, amortization, Guarantors, Collateral (and ranking) and payment priority); and

(vi) each reference to “Specified Refinancing Debt”, “Initial Term B Loans”, “Initial Term Facilities”, “Initial Term Loans”, “Term B Loan Facility”, “Term Loan B Tranche”, “Term Loan Tranche” or “Initial Euro Term B Loans” in the Credit Agreement or the other Loan Documents shall be deemed to include the Initial Incremental Euro Term B Loans and all other terms will have correlative meanings mutatis mutandis. Each reference to “Initial Term B Commitment”, “Initial Term Commitment”, “Term Loan B Tranche” and “Initial Euro Term B Commitments” in the Credit Agreement or the other Loan Documents shall be deemed to include the commitments of the Initial Incremental Euro Term B Lenders under their respective Initial Incremental Euro Term B Commitments and all other related terms will have correlative meanings mutatis mutandis. Each reference to “Lender” or “Term Lender” shall be deemed to include each Initial Incremental Euro Term B Lender and all other terms will have correlative meanings mutatis mutandis.

(c) Pursuant to Section 2.18 and Section 10.01 of the Existing Credit Agreement, the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that (i) the 2024-1 Incremental Dollar Term B Loans are included as part of a single Class and Tranche of Term Loans comprising the 2023-1 Dollar Term B Loans and to ensure that Term Borrowings made under the 2024-1 Incremental Dollar Term B Commitments are included in the amount of each 2023-1 Dollar Term B Borrowings that has been made by the Borrowers and repayment of 2023-1 Dollar Term B Loan Borrowings, in each case, on a pro rata basis and (ii) the Initial Incremental Euro Term B Loans are included as part of a single Class and Tranche of Term Loans comprising the Initial Euro Term B Loans and to ensure that Term Borrowings made under the Initial Incremental Euro Term B Commitments are included in the amount of each Initial Euro Term B Borrowings that has been made by the Borrowers and repayment of Initial Euro Term B Loan Borrowings, in each case, on a pro rata basis; and in each case the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein. Without limitation of the foregoing, the Administrative Agent is hereby authorized to take any and all action as may be reasonably necessary to ensure that the 2024-1 Incremental Dollar Term B Loans are included in each repayment of 2023-1 Dollar Term B Loans pursuant to Section 2.07(b) of the Credit Agreement on a pro rata basis and that the Initial Incremental Euro Term B Loans are included in each repayment of Initial Euro Term Loans pursuant to Section 2.07(b) of the Credit Agreement on a pro rata basis.

(d) Substantially simultaneously with the Borrowing of 2024-1 Incremental Dollar Term B Loans and Initial Incremental Euro Term B Loans on the Second Amendment Effective Date, the Parent Borrower shall apply the proceeds thereof to refinance the Initial Term A Loans in full.

(e) The provisions of this Section 1.01 shall apply notwithstanding anything to the contrary contained in Section 2.02 of the Existing Credit Agreement or the Credit Agreement.

Section 1.02 Certain Agreements and Consents.

(a) Each Second Amendment Participating Lender party hereto (i) agrees, to the extent not already a Lender, to become a party to the Credit Agreement as a Lender, (ii) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, make or continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(b) Upon the occurrence of the Second Amendment Effective Date, all Notes, if any, evidencing the Existing Initial Term A Loans shall be deemed cancelled, and any Lender may request that its 2024-1 Incremental Dollar Term B Loans or Initial Incremental Euro Term B Loans, as applicable, be evidenced by a Note pursuant to Section 2.11(a) of the Credit Agreement.

(c) This Amendment shall be deemed to constitute any request and/or notice relating to the 2024-1 Incremental Dollar Term B Commitments and Initial Incremental Euro Term B Commitments set forth in Section 2.18 of the Existing Credit Agreement; and the Parent Borrower hereby authorizes and directs the Administrative Agent to deliver a copy of this Amendment to the Lenders.

(d) The Administrative Agent and each Second Amendment Participating Lender hereby waives the requirement under Section 2.02(a) of the Credit Agreement to provide a Committed Loan Notice not less than three (3) Business Days prior to the Borrowing of 2024-1 Incremental Dollar Term B Loans and Initial Incremental Euro Term B Loans on the Second Amendment Effective Date; provided, for the avoidance of doubt, that the Parent Borrower shall provide such Committed Loan Notice on or before the Second Amendment Effective Date in accordance with Section 3.02.

ARTICLE II

AMENDMENTS

Section 2.01 Upon the occurrence of the Second Amendment Effective Date:

(a)	Section 1.01 of the Credit Agreement shall be amended by adding the following defined terms in their correct alphabetical order;

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of January 22, 2024, by and among the Parent Borrower, the other Loan Parties party hereto, the Administrative Agent, and each Lender party hereto.

“Second Amendment Effective Date” has the meaning ascribed to such term in the Second Amendment.

(b)

Section 2.05(a)(iii) of the Credit Agreement shall be amended by replacing the reference to “six months after the First Amendment Effective Date” therein with a reference to “six months after the Second Amendment Effective Date” and replacing each reference to “2023-1 Dollar Term B Loans” therein with a reference to “2023-1 Dollar Term B Loans or Initial Euro Term B Loans, as applicable,”;

(c)

Section 3.08(c) of the Credit Agreement shall be amended by replacing the reference to “six months after the First Amendment Effective Date” therein with a reference to “six months after the Second Amendment Effective Date” and replacing each reference to “2023-1 Dollar Term B Loans” therein with a reference to “2023-1 Dollar Term B Loans or Initial Euro Term B Loans, as applicable,”; and

(d)

the 2024-1 Incremental Dollar Term B Loans and the Initial Incremental Euro Term B Loans shall, in each case, be deemed incorporated into the Credit Agreement mutatis mutandis as part of the same Class and Tranche of 2023-1 Dollar Term B Loans and Initial Euro Dollar Term B Loans, respectively, on the terms and conditions set forth in Sections 1.01 and 1.02 of this Amendment (including, without limitation, Sections 1.01 (Definitions), 2.01 (The Loans), 2.02 (Borrowings, Conversions and Continuations of Loans), 2.05 (Prepayments), 2.07 (Repayment of Loans), 2.14 (Incremental Facilities), 2.22 (Extension of Term Loans and Revolving Credit Commitments), 3.08 (Replacement of Lenders under Certain Circumstances) and 5.07 (Use of Proceeds) of the Credit Agreement).

Section 2.02 In furtherance of the foregoing, Schedule 2.01 of the Existing Credit Agreement (Commitments and Pro Rata Shares) is hereby amended to reflect (x) the 2024-1 Incremental Dollar Term B Commitments of the 2024-1 Incremental Dollar Term B Lenders and (y) the Initial Incremental Euro Term B Commitments of the Initial Incremental Euro Term B Lenders, in each case, set forth on Annex A hereto.

ARTICLE III

CONDITIONS PRECEDENT

The effectiveness of this Amendment and the commitments and obligations of each Second Amendment Participating Lender under this Amendment shall be subject to the satisfaction or waiver (by the Administrative Agent) of each of the following conditions (the date of satisfaction or waiver of such condition being referred to herein as the “Second Amendment Effective Date”):

Section 3.01 Execution. The Administrative Agent shall have received a counterpart of this Amendment and the other documents related to or contemplated hereby, executed and delivered by a duly authorized officer of the Parent Borrower, each other Loan Party, each Second Amendment Participating Lender and the Administrative Agent.

Section 3.02 Committed Loan Notice and Notice of Repayment. The Administrative Agent shall have received (a) a Committed Loan Notice as required by Section 2.02(a) of the Credit Agreement and (b) a notice of prepayment relating to the Existing Initial Term A Loans as required by Section 2.05 of the Existing Credit Agreement.

Section 3.03 Corporate Documents. The Administrative Agent shall have received: (a) a certificate of a Responsible Officer of the Parent Borrower dated the Second Amendment Effective Date, certifying (i) that either (A) the Organization Documents for the Parent Borrower have not been amended since the Closing Date or (B) attached thereto is a true and complete copy of each Organization Document of the Parent Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (ii) that attached thereto is a true and complete copy of resolutions adopted by the applicable governing body of the Parent Borrower authorizing the execution, delivery and performance of the Amendment or any other document delivered in connection herewith to which the Parent Borrower is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (iii) either (A) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of the Parent Borrower or (B) that there has been no change to the officers of such Person that previously executed an incumbency specimen on the Closing Date; and (b) a certificate as to the good standing of the Parent Borrower in its jurisdiction of organization as of a recent date (to the extent such concept exists), from such Secretary of State.

Section 3.04 Costs and Expenses. The Parent Borrower shall have paid, or shall cause to have paid substantially concurrently with the Borrowing of the Second Amendment Term Loans, (x) all accrued and unpaid interest on the Existing Initial Term A Loans and (y) all costs, fees and expenses (including legal fees and expenses) and other compensation due and payable to the Administrative Agent, the Arranger and the Second Amendment Participating Lenders required to be paid pursuant to the Engagement Letter, in each case to the extent invoiced at least three (3) Business Days prior to the Second Amendment Effective Date (which amounts may be offset against the proceeds of the Second Amendment Term Loans).

Section 3.05 Second Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate, duly executed by a Responsible Officer of the Parent Borrower, certifying as to the accuracy of the representations and warranties set forth in Article IV in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

Section 3.06 Know-Your-Customer. The Administrative Agent and each Second Amendment Participating Lender (to the extent requested at least ten (10) Business Days in advance of the Second Amendment Effective Date (or such shorter time as agreed to by the Parent Borrower)) shall have received at least two (2) Business Days prior to the Second Amendment Effective Date all documentation and other information about the Parent Borrower and the other Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) in relation to the Parent Borrower to the extent the Parent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Section 3.07 Opinions of Counsel. The Administrative Agent shall have received a customary opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special counsel to the Loan Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, and to induce each Second Amendment Participating Lender to make the Loans and provide the Commitments pursuant to the term hereof, each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and each Lender (including each Second Amendment Participating Lender) that, as of the Second Amendment Effective Date:

Section 4.01 Existence, Qualification and Power. Each Loan Party (subject, in the case of clause (c), to the Legal Reservations and Section 5.03 of the Credit Agreement) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable to such entity in its relevant jurisdiction of formation) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Amendment, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable to such entity in its relevant jurisdiction of formation) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.02 Due Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary corporate or other organizational action, (b) do not contravene the terms of any of such Person’s Organization Documents, (c) do not conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject and (d) do not violate any Law; except, in each case, to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.03 Due Execution; Binding Effect. This Amendment has been duly executed and delivered on behalf of each Loan Party (subject, in each case, to the Legal Reservations and Section 5.03 of the Credit Agreement). Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

Section 4.04 Solvency. After giving effect to the transactions contemplated by this Amendment and the Credit Agreement, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 4.05 Representations and Warranties. The representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and the representations and warranties contained in Sections 5.05(a) and (b) of the Existing Credit Agreement are deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Existing Credit Agreement, prior to the Second Amendment Effective Date.

Section 4.06 No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

ARTICLE V

MISCELLANEOUS

Section 5.01 Execution of this Amendment. This Amendment is executed and shall be construed as an amendment to the Existing Credit Agreement, and, as provided in the Existing Credit Agreement, this Amendment forms a part thereof. The Loan Parties and the other parties hereto acknowledge that this Amendment shall constitute a “Refinancing Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 5.02 No Waiver; Effect on Loan Documents. This Amendment is made in modification of, but not extinguishment of, the obligations set forth in the Existing Credit Agreement and, except as specifically modified pursuant to the terms of this Amendment, the terms and conditions of the Existing Credit Agreement remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Secured Parties under the Existing Credit Agreement and the Loan Documents. Except to the extent permitted or provided for herein, the execution, delivery and performance by the Administrative Agent and the Lenders party hereto of this Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Default or Event of Default now existing or hereafter arising or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

Section 5.03 Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (including “pdf”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.04 Entire Agreement. The Engagement Letter, this Amendment and the other Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates. Upon the effectiveness of this Amendment as set forth in Article III of this Amendment, this Amendment shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 10.07 of the Existing Credit Agreement, their respective successors and assigns.

Section 5.05 Governing Law; Waiver of Jury Trial. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York. Sections 10.15(b), 10.15(c) and 10.16 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

Section 5.06 Severability. Any provision of this Amendment being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment or any part of such provision in any other jurisdiction.

Section 5.07 Headings. Section headings herein are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

Section 5.08 Reaffirmation of Obligations. Each Loan Party, subject to the terms and limits contained herein and in the Loan Documents, (a) has incurred or guaranteed the Secured Obligations, including, without limitation, all obligations with respect to the 2024-1 Incremental Dollar Term B Loans and the Initial Incremental Euro Term B Loans (collectively, the “Obligations”) and all of its Obligations shall remain in full force and effect on a continuous basis after giving effect to this Amendment, (b) acknowledges and agrees that nothing in this Amendment shall constitute a novation or termination of such Obligations and (c) has created Liens and security interests in favor of the Administrative Agent and/or the Collateral Agent on certain of its Collateral to secure its obligations hereunder. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to this Amendment. Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MKS INSTRUMENTS, INC., as Parent Borrower

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	Executive Vice President, Chief Financial Officer & Treasurer

NEWPORT CORPORATION, as a Guarantor

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	President and Treasurer

ELECTRO SCIENTIFIC INDUSTRIES, INC., as a Guarantor

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	President and Treasurer

ATOTECH MANUFACTURING, INC., as a Guarantor

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	Chief Executive Officer & President

PHOTON CONTROL (USA) INC., as a Guarantor

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	President and Treasurer

ATOTECH USA, LLC, as a Guarantor

By:	/s/ Mandeep Sabharwal
Name:	Mandeep Sabharwal
Title:	Assistant Treasurer

Signature Page to Second Amendment to Credit Agreement (MKS)

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:	/s/ Timothy D. Lee
Name:	Timothy D. Lee
Title:	Executive Director

JPMORGAN CHASE BANK, N.A.
as a Second Amendment Participating Lender

By:	/s/ Timothy D. Lee
Name:	Timothy D. Lee
Title:	Executive Director

Signature Page to Second Amendment to Credit Agreement (MKS)

Annex A

Schedule 2.01

Commitments and Pro Rata Shares

2024-1 Incremental Dollar Term B Lender:

2024-1 Incremental Dollar Term B Lender	2024-1 Incremental Dollar Term B Commitments	2024-1 Incremental Dollar Term B Loan Facility Pro Rata Share
JPMorgan Chase Bank, N.A.	$490,000,000	100%

Total:	$490,000,000	100%

Initial Incremental Euro Term B Lender:

Initial Euro Term B Lender	Initial Incremental Euro Term B Commitments	Initial Incremental Euro Term B Loan Facility Pro Rata Share
JPMorgan Chase Bank, N.A.	€250,000,000	100%

Total:	€250,000,000	100%